UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 23, 2018

CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street Suite 2300 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (713) 328-1000
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 23, 2018, the Board of Directors of Carrizo Oil & Gas, Inc. appointed Ms. Frances Aldrich Sevilla-Sacasa as a new director of the Company to serve until the Company’s 2018 annual meeting of shareholders, until her successor is duly elected and qualified, or until the earlier of her resignation or removal. The Board of Directors also determined that Ms. Aldrich Sevilla-Sacasa qualifies as an “independent” director under NASDAQ rules. Ms. Aldrich Sevilla-Sacasa’s appointment increases the size of the Board of Directors to eight members.
Ms. Aldrich Sevilla-Sacasa, age 62, is a private investor and was Chief Executive Officer of Banco Itaú International, Miami, Florida, from April 2012 to December 2016. Prior to that time, she served as Executive Advisor to the Dean of the University of Miami School of Business from August 2011 to March 2012, Interim Dean of the University of Miami School of Business from January 2011 to July 2011, President of U.S. Trust, Bank of America Private Wealth Management from July 2007 to December 2008, President and Chief Executive Officer of US Trust Company from early 2007 until June 2007, and President of US Trust Company from November 2005 until June 2007. She previously served in a variety of roles with Citigroup’s private banking business, including President of Latin America Private Banking, President of Europe Private Banking, and Head of International Trust Business. Ms. Aldrich Sevilla-Sacasa holds a Bachelor of Arts Degree from the University of Miami and an M.B.A. from the Thunderbird School of Global Management.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Description

99.1	Press Release dated March 27, 2018 announcing new director.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carrizo Oil & Gas, Inc.

Date:	March 27, 2018	By:	/s/ David L. Pitts
		Name:	David L. Pitts
		Title:	Vice President and Chief Financial Officer

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